UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2019

Juniata Valley Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	23-2235254
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 436 - 8211

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K furnished by Juniata Valley Financial Corp. (the “Company”) with the U.S. Securities and Exchange Commission (the “Original Form 8-K”) on February 8, 2019. The purpose of this Amendment is to report updates to the financial information furnished in Exhibit 99.1 to the Original 8-K.

Item 2.02	Results of Operations and Financial Condition

The Company’s Annual Report on Form 10-K filed on April 2, 2019 contains updated information with respect to the Company’s results of operations for the year ended December 31, 2018; the Annual Report updates the information included in the earnings release furnished as an exhibit to the Current Report on Form 8-K filed on February 8, 2019. Specifically, prior to the issuance of the financial statements included in the Annual Report, an error was corrected such that an accumulated deferred tax liability of $406,000 was removed, resulting in an increase of net income in the amount $406,000 in comparison to the amount reported in the earnings release. The Company should have removed the deferred tax liability as of April 30, 2018, coincident with the settlement of an acquisition by the Company. The Company concluded that the error, taking into consideration both quantitative and qualitative factors, was not material and that, as a result, the error could be corrected in the Annual Report and it was not necessary to correct and amend the Quarterly Report on Form 10-Q for the quarters ended June 30, 2018 and September 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.

Date: April 2, 2019	By:	/s/ JoAnn McMinn
	Name:	JoAnn McMinn
	Title:	EVP, Chief Financial Officer